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                                                           EXHIBIT 99.B11

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Strong Variable Insurance Funds, Inc.

We consent to the incorporation by reference in Post-Effective Amendment No. 14 to the Registration Statement of Strong Variable Insurance Funds, Inc. on Form N-1A of our reports dated February 3, 1997 on our audits of the financial statements and financial highlights of Strong Advantage Fund II, Strong Asset Allocation Fund II, Strong Discovery Fund II, Strong Government Securities Fund II and Strong International Stock Fund II (each a series of Strong Variable Insurance Funds, Inc.), which reports are included in each Fund's Annual Report to Shareholders for the year ended December 31, 1996, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information.


                                            /s/ Coopers & Lybrand L.L.P.
                                                Coopers & Lybrand L.L.P.


Milwaukee, Wisconsin
April 24, 1997